[LETTERHEAD OF TLC LASER EYE CENTERS INC.]

December 13, 2001

Mr. Warren Rustand
5750 East Santa Fe
Tuscon, Arizona 85715

Re: Offer to Retain Consulting Services

Dear Mr. Rustand:

            On behalf of TLC Laser Eye Centers Inc. (the "Corporation"), I am writing to offer to retain your consulting services and the services of J.L. Investment, Inc. ("JL"), a Delaware corporation controlled by you, on the terms and conditions set out below. This offer is conditional upon your acceptance of the terms and conditions set out in this letter.

1.    TERM

            The term of this engagement is the six-month period from January 1, 2002, to June 30, 2002, unless the term of this Agreement is terminated earlier as provided herein or is extended by mutual agreement of the parties hereto.

2.    ENGAGEMENT BY THE CORPORATION

            The Corporation engages you and JL to be responsible for overseeing the development of the Corporation's international business development project (the "Project"), including leading discussions with potential partners and overseeing a senior director of the Project and making periodic reports in respect of the Project to the chair of the Board of Directors of the Corporation, or as the chair may direct, and such other duties as you and JL shall reasonably be directed to perform by the Board of Directors (or the chair thereof) of the

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Corporation. You and JL agree to accept the engagement and to render the services described above. We acknowledge that the delineation of duties between yourself and JL shall be within your discretion.

3.    COMPENSATION

            The Corporation shall pay to you a fee of US$125,000 during the Term of this agreement, inclusive of any applicable goods and services tax, such fee to be paid in five equal monthly instalments of US$20,833.33 and a sixth monthly instalment of US$20,833.35, payable in arrears on the 15th day of each such month. The first US$60,000 of such compensation shall be paid to you, with the balance of the compensation being paid to JL. You and JL shall be responsible for remitting and withholding all required taxes and premiums as may be applicable. You and JL jointly and severally agree to indemnify and hold the Corporation harmless from all costs, charges and expenses including, without limitation, all fines and penalties that may be assessed in connection with the failure by either you or JL to remit or withhold such taxes and premiums.

4.    EXPENSES

            Upon presentation of expense statements or receipts or such other supporting documentation as the Corporation may reasonably require, you and JL shall be reimbursed for all reasonable expenses incurred in the performance of your respective services under this agreement, all in accordance with the Corporation's usual and customary policies.

5.    REPRESENTATION AND WARRANTY

            In consideration of the Corporation entering into this agreement, you and JL jointly and severally represent and warrant to the Corporation that the payment of compensation hereunder does not exceed five percent of JL's consolidated gross revenues in the current year or in any of the past three years. You and JL acknowledge and agree that the Corporation and its Board of Directors are relying on this representation and warranty for purposes of determining your independent director status under Ontario securities laws, the Toronto Stock Exchange rules and the NASDAQ rules.

6.    NO USE OF CONFIDENTIAL INFORMATION

            During the Term of this agreement and in perpetuity thereafter, you and JP shall hold in confidence and keep confidential all Confidential Information and shall not use for the benefit of yourselves or others (except in the course of providing services hereunder) any Confidential Information and shall not disclose any Confidential Information to any person except with the Corporation's prior consent. The foregoing prohibition shall not apply to any Confidential Information if the Confidential Information is available to the public domain at the time of such disclosure or use, without breach of this agreement.

            Confidential Information means all confidential or proprietary information, intellectual property (including trade secrets) and confidential facts relating to the business and

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affairs of the Corporation of which you are privy as a result of the services rendered pursuant to this agreement.

7.    NO CONFLICTS OF INTEREST

            Other than as currently engaged in by you and of which the Corporation is aware, neither you nor JL shall engage in any business or other transaction or have any financial or other personal interest which is incompatible with the performance of your respective duties under this agreement.

8.    NO SOLICITATION OF CLIENTS

            Neither you nor JL shall, either during the Term or for a period of one year thereafter, directly or indirectly, contact or solicit any designated clients of the Corporation for the purpose of selling to the designated clients any services which are the same as or substantially similar to, or in any way competitive with, the services sold by the Corporation, or undertaking any business therewith that could reasonably be considered part of the Project. For the purpose of this paragraph, a designated client means a person who was a client of the Corporation or with whom either you or JL had contact as a result of the services provided pursuant to this agreement while retained by the Corporation pursuant to this agreement.

9.    REMEDIES

            You and JL acknowledge and agree that any breach or threatened breach of the provisions of paragraphs 6 to 8 inclusive will result in the Corporation suffering irreparable harm which cannot be fully or adequately compensated by recovery of damages alone. Accordingly, you and JL agree that the Corporation shall be entitled to interim and permanent injunctive relieve, specific performance and other equitable remedies, in addition to any other relief to which the Corporation may become entitled.

10.   NATURE OF RELATIONSHIP

            Your and JL's relationship to the Corporation is that of independent contractor. Neither you nor JL is an employee, agent, partner or joint venturer of the Corporation. Nothing herein shall be construed so as to make either you or JL and the corporation partners or joint venturers, or to make either you or JL an employee or agent of the Corporation.

11.   NO AUTHORITY TO BIND THE CORPORATION

            Except in your capacity as a member of the Board of Directors of the Corporation, neither you nor JL shall have authority to act, or to hold yourselves out, as agents of the Corporation or to bind the Corporation to perform any obligations to any third party.

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12.   RENEWAL

            This agreement may be renewed on such terms as you and the Corporation may agree in writing from time to time.

13.   NOTICE

            Any notice to be given hereunder shall be in writing and shall be given to you personally or by prepaid registered mail. In the case of notice to be delivered to the Corporation, it shall be addressed to the Corporation at the office set out on the first page of this letter, attention General Counsel. In the case of notice to you or JL, it shall be addressed to you at the address to which this letter is addressed. Any notice given by mail shall be deemed to have been given on the fourth business day next following the date of mailing.

14.   ENTIRE AGREEMENT AND GOVERNING LAW

            This agreement shall be governed by the laws of Ontario, is the entire agreement between us and may only be modified by an agreement in writing signed by both parties.

            Would you please confirm this agreement by signing and returning to us the enclosed copy of this letter.

                                        Yours truly,

                                        TLC LASER EYE CENTERS INC.


                                        by: /s/ Elias Vamvakas
                                            ------------------------------------
                                            Name:  Elias Vamvakas
                                            Title: Chairman and CEO

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I hereby confirm the foregoing this 31st day of December, 2001.


/s/ Warren Rustand
-----------------------------------
Warren Rustand

I hereby confirm the foregoing this 31st day of December, 2001.

JL INVESTMENT, Inc.


by: /s/ Donald A. Semro
    -----------------------------------
    Name:  Donald A. Semro
    Title: Treasurer